Exhibit 99.2

www.CellTherapeutics.com

Cell Therapeutics Reports Second Quarter 2013 Financial Results

- Conference call scheduled today at 4:30 p.m. Eastern time -

SEATTLE, July 31, 2013—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today reported financial results for the second quarter and six months ended June 30, 2013.

“The second quarter was highlighted by the substantial progress we made in our reimbursement discussions for PIXUVRI® (pixantrone) in Europe, specifically in the UK and Italy,” said James Bianco, M.D., President and CEO of CTI. “In particular, we look forward to our planned launch of PIXUVRI in Italy, where AIFA granted market access to bring this new approved therapy to patients with aggressive B-cell non-Hodgkin lymphoma (NHL) who have failed 2 or 3 prior regimens. In addition, PERSIST-1, our randomized Phase 3 clinical trial designed to evaluate the safety and efficacy of pacritinib compared to best available therapy, excluding JAK inhibitors, continues to enroll patients with myelofibrosis. A second planned Phase 3 trial is on track to initiate later this year.”

Second Quarter 2013 and Recent Highlights

PIXUVRI® (pixantrone) Commercial:	Reimbursement Progress in Top European Markets

•

Received notice in July that market access in Italy was granted by the Italian Medicines Agency (AIFA) for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell NHL (patients with aggressive B-cell NHL who failed 2 or 3 prior lines of therapy).

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Received notice in July that the UK’s Department of Health approved CTI’s patient access scheme relating to PIXUVRI. An independent appraisal committee of the National Institute for Health and Clinical Excellence (NICE) is scheduled to consider the new evidence on the cost effectiveness of PIXVURI at its meeting in September 2013.

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Announced in May that Germany’s Federal Joint Committee (G-BA) reported that additional benefit could not be determined for PIXUVRI versus the comparator therapies assigned by the G-BA under Germany’s AMNOG law. The determination reflected the absence of a comparator under AMNOG law specifically for this stage of aggressive NHL because prior to the approval of PIXUVRI in the European Union

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(E.U.), there was no therapy specifically approved for this stage of disease. The G-BA also decided that the prescribability for PIXUVRI should be limited to hematologists and oncologists. CTI is currently negotiating pricing with the GKV-SV, the Federal Association of Statutory Health Insurance Funds.

Research and Development: New Data Presentations on Pacritinib’s Safety Profile

•

Reported results from pooled integrated safety analysis from four Phase 1 and 2 clinical studies that demonstrated the safety, tolerability and persistence of pacritinib, CTI’s novel, oral JAK2/FLT3 inhibitor, in patients with myelofibrosis at the European Hematology Association Congress.

•

Reported on the publication of a comprehensive article summarizing preclinical and clinical data for pacritinib, authored by Srdan Verstovsek, M.D., Ph.D., et al., in the journal Drugs of the Future 2013.

Corporate: Added to Russell Indices and Established Leadership for SAB

•	Added to Russell Investments’ Russell 3000® and Russell Global indices.

•	Named distinguished cancer investigator, Daniel Von Hoff, M.D., F.A.C.P., as Chairman and to lead formation of CTI’s Scientific Advisory Board (SAB).

Second Quarter 2013 Financial Results

Total revenues for the second quarter and the six months ended June 30, 2013 were $0.3 million and $1.4 million, respectively. The revenues were solely attributable to net product sales of PIXUVRI. CTI sells PIXUVRI directly to health care providers and through a limited number of wholesale distributors in the E.U. CTI records product sales upon receipt of the product by the health care provider or distributor, net of estimated distributor discounts, government-mandated discounts and rebates, and estimated product returns. Any future revenues are dependent on market acceptance of PIXUVRI, the reimbursement decisions made by governmental authorities in each country where PIXUVRI is available for sale and other factors.

Loss from operations for the second quarter of 2013 was $17.9 million, compared to $49.4 million for the same period in 2012. For the first six months of 2013, loss from operations was $36.3 million compared to $67.5 million for the same period in 2012. The amount recorded for the three and six months ended June 30, 2012 included a $29.1 million expense for acquired in-process research and development related to the acquisition of pacritinib from S*BIO Pte Ltd. Non-cash, share-based compensation expense for the second quarter and first six months of 2013 was $2.0 million and $4.4 million, respectively, compared to $3.1 million and $5.1 million for the same periods in 2012.

The net loss for the second quarter of 2013 was $18.0 million, or ($0.17) per share, compared to $58.6 million, or ($1.38) per share, for the same period in 2012. For the first six months of 2013, net loss was $37.4 million, or ($0.35) per share, compared to $76.0 million, or ($1.83), per share for the same period in 2012.

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As of June 30, 2013, CTI’s cash and cash equivalents totaled $28.6 million.

Financial Guidance for 2013

CTI reaffirms prior financial guidance that, for 2013, loss from operations excluding non-cash, share-based compensation expense, which is a non-GAAP measure, is expected to be approximately $60 to $65 million. Year-to-date for the six month period ended June 30, 2013, loss from operations, excluding non-cash share-based compensation expense, which is a non-GAAP measure, was $31.9 million. For more information regarding CTI’s use of these non-GAAP measures and a reconciliation of non-GAAP loss from operations excluding non-cash share-based compensation expense to loss from operations for the six months ended June 30, 2013, please refer to the section below entitled “Non-GAAP Financial Measures”.

Actual financial results for 2013 will vary based upon many factors, including the degree of market acceptance and determination of reimbursement rates for PIXUVRI in the E.U., the rate of patient enrollment in pacritinib clinical trials that are ongoing and planned for initiation in 2013 and other factors described in our filings with the SEC.

Information required by Consob pursuant to section 114, paragraph 5, of the Italian Legislative Decree no. 58/98

Report on possible failure to comply with covenants

To the knowledge of CTI’s management, CTI and its Groups are in compliance with all covenants, negative pledges and other provisions concerning long-term debt.

Business and financial plan

CTI’s business strategy is to become a leader in the acquisition, development and commercialization of novel therapeutics for the treatment of blood-related cancers. CTI’s goal is to build a profitable company by generating income from products that CTI develops and commercializes, either alone or with one or more potential strategic partners. An update on the key elements of CTI’s business strategy is below.

Successfully Commercialize PIXUVRI

As of this CONSOB quarterly update, CTI’s product, PIXUVRI, is available in Austria, Denmark, Finland, Germany, Netherlands, Norway, Sweden and the United Kingdom and had been granted market access in Italy. CTI has established a commercial organization, including sales, marketing, supply chain management, and reimbursement capabilities to commercialize PIXUVRI in the E.U. PIXUVRI is not approved in the United States (U.S.).

In almost all European markets, pricing and availability of prescription pharmaceuticals are subject to governmental control. Decisions by governmental authorities will impact the price and market acceptance of PIXUVRI. CTI is actively pursuing pricing and reimbursement for PIXUVRI with authorities in Italy, the United Kingdom, Germany and France. An update on the current status in those countries is detailed below.

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Italy: In July 2013, CTI announced that CTI was granted market access by the Italian Medicines Agency, or AIFA, for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma (patients with aggressive B-cell NHL who failed 2 or 3 prior lines of therapy). PIXUVRI has been classified by AIFA for use in hospitals.

United Kingdom: In July 2013, the United Kingdom’s Department of Health approved CTI’s patient access scheme relating to PIXUVRI. A patient access scheme is a plan that involves innovative pricing agreements designed to improve cost effectiveness and facilitate patient access to specific drugs or other technologies. An independent appraisal committee of the National Institute for Health and Clinical Excellence, which makes pricing recommendations for the United Kingdom’s National Health Service, is scheduled to consider the new evidence on the cost effectiveness of PIXUVRI at its meeting in September 2013.

Germany: In May 2013, the Federal Joint Committee, or G-BA, the ultimate authority in determining reimbursement for drugs in Germany, reported that additional benefit could not be determined for PIXUVRI versus the comparator therapies assigned by the G-BA under Germany’s AMNOG law. The determination reflected the absence of a comparator under AMNOG law specifically for this stage of aggressive NHL, because prior to the approval of PIXUVRI in the European Union, there was no therapy specifically approved for this stage of aggressive NHL. The G-BA also decided that the prescribability for PIXUVRI should be limited to hematologists and oncologists. CTI was referred to the GKV-SV, the Federal Association of Statutory Health Insurance Funds, for negotiations, and is currently negotiating pricing with the GKV-SV.

France: Registered pharmaceuticals in France are subjected to Evaluation of Therapeutic Benefit (Amelioration du Service Medical Rendu, or ASMR) by Commission de Transparence (Transparency Commission) based on the expert judgment of the Transparency Commission of the Pharmaceutical Agency (Agence du Medicament). Subsequently, a reimbursement price is negotiated with Comité Economique du Médicament (CEM), which becomes the price at which the drug is sold throughout the country, including for private prescriptions. CTI is currently in the process of ASMR classification and pricing discussions.

Develop Pacritinib in Myelofibrosis

CTI’s lead development candidate, pacritinib, is an oral JAK2/FLT3 inhibitor that demonstrated meaningful clinical benefit and good tolerability in myelofibrosis patients in Phase 2 clinical trials. In January 2013, CTI initiated the first of two planned Phase 3 clinical trials in patients with myelofibrosis. PERSIST-1 is a multicenter, randomized, controlled Phase 3 trial comparing the efficacy and safety of pacritinib with that of best available therapy, excluding JAK inhibitors, in patients with myelofibrosis. CTI is currently enrolling patients in this study. CTI plans to initiate a second Phase 3 trial, known as PERSIST-2, in the second half of 2013.

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Continue to Develop CTI’s Other Pipeline Programs

CTI continues to advance the development of other novel, clinical stage product candidates particularly tosedostat, Opaxio™ and brostallicin through investigator-sponsored studies. Opaxio is currently in clinical trials for treatment of glioblastoma multiforme, a type of brain cancer, and ovarian cancer. In June 2013 the final results of the clinical trial of brostallicin in triple-negative breast cancer were reported. Also in June 2013, CTI received notification from the U.S. Food and Drug Administration (the “FDA”) of a partial clinical hold on tosedostat. With this partial clinical hold, the Company may not enter new patients into any of the ongoing tosedostat protocols until agreement is reached with the FDA.

Enter into Strategic Product Collaborations to Generate Capital and Supplement CTI’s Internal Resources

CTI continues its business activities related to the potential establishment of partnerships to broaden and accelerate the development and commercialization of our product candidates including potential partners for commercializing PIXUVRI in other markets outside the E.U. and the U.S. as well as a partner for the development and commercialization of pacritinib.

Conference Call Information

CTI management will host a conference call to review its second quarter 2013 financial results and provide an update on business activities. The event will be held today at 1:30 p.m. PDT / 4:30 p.m. EDT/ 10:30 p.m. CET. Participants can access the call at 1-877-941-6010 (domestic) or +1 480- 629-9643 (international). To access the live audio webcast or the subsequent archived recording, visit CTI’s website, www.celltherapeutics.com. Webcast and telephone replays of the conference call will be available at approximately two hours after completion of the call. Callers can access the replay by dialing 1-800-406-7325 (domestic) or +1 303-590-3030 (international). The access code for the replay is 4632014#. The telephone replay will be available until Wednesday, August 7, 2013.

About Cell Therapeutics, Inc.

Cell Therapeutics (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

Non-GAAP Financial Measures

CTI has provided in this press release the historical financial measure of loss from operations, excluding share-based compensation expense, which is a non-GAAP measure, for the six months ended June 30, 2013, and the financial projection of loss from operations, excluding share-based compensation expense, which is a non-GAAP measure, for the 2013 fiscal year. Due to varying available valuation methodologies, subjective assumptions and the different GAAP accounting treatment of different award types that companies can use under ASC Topic 718, CTI’s management believes that providing a non-GAAP financial measure that excludes share-based compensation can enhance management’s and investors’ comparison of CTI’s operating results over different periods of time as compared to the operating results of other companies.

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Our use of a non-GAAP financial measure has limitations and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our reported non-GAAP loss from operations results in the exclusion of a recurring expense, since share-based compensation will continue to be a significant recurring expense in CTI’s business. Second, our methodology for calculating non-GAAP loss from operations, which only excludes the component of share-based compensation, may differ from the methodology our peer companies utilize to the extent they report non-GAAP loss from operations or similarly titled measures and accordingly may not necessarily be comparable to similarly titled measures of other companies. Investors are urged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of CTI’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

CTI has not included a reconciliation of our projected non-GAAP amount to a projected GAAP loss from operations because the calculation of the excluded share-based compensation would require information that is presently uncertain, such as the future level of additional equity awards that will be granted to meet CTI’s compensation philosophy and objectives after taking into account the economic climate at the time of grant. In addition, the calculation is largely based on the price of CTI’s stock at the time of the specific grants (as required under ASC Topic 718), which price is variable and therefore unknowable until the grant is made. Because of the contingent nature of such factors, the specific adjustment for future share-based compensation cannot be forecast with accuracy.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, the anticipated availability of PIXUVRI in Italy, the enrollment for and timing of the second planned Phase 3 trial of pacritinib, NICE’s expected consideration of the new evidence on the cost effectiveness of PIXUVRI at its meeting scheduled to be held in September 2013 and CTI’s financial guidance for 2013. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials; that CTI cannot predict or guarantee the outcome of preclinical and clinical studies; that CTI may not obtain reimbursement for PIXUVRI in certain markets in the E.U. as planned or at all; that the conditional marketing authorization for PIXUVRI may not be renewed or may be subject to additional conditions; that the second Phase 3 clinical trial of pacritinib will not occur as planned or at all; that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities; that CTI may

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experience delays in the commencement of preclinical and clinical studies; risks related to the costs of developing, producing and selling PIXUVRI, pacritinib, and CTI’s other product candidates; and other risks, including, without limitation, competitive factors, technological developments, costs of developing, producing and selling PIXUVRI, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI’s average net operating burn rate may increase, that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation, as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

PIXUVRI is a registered trademark of Cell Therapeutics, Inc.

Source: Cell Therapeutics, Inc.

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Contacts:

Monique Greer

+1 206.272.4343

mgreer@ctiseattle.com

Ed Bell

+1 206.282.7100

ebell@ctiseattle.com

In Europe

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 89659706

lvilla@cti-lifesciences.com

CTI_EUInvestors@CTI-Lifesciences.com

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Seattle, WA 98121	F 206.284.6206

Cell Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Product sales, net	$306	$—	$1,432	$—

Total revenues	306	—	1,432	—

Operating costs and expenses:
Cost of product sold	36	—	91	—
Research and development	8,020	8,959	16,375	17,129
Selling, general and administrative	10,102	11,333	21,245	21,261
Acquired in-process research and development	—	29,108	—	29,108

Total operating costs and expenses	18,158	49,400	37,711	67,498

Loss from operations	(17,852)	(49,400)	(36,279)	(67,498)
Other income (expense):
Investment and other income (expense), net	107	(99)	(260)	91
Interest expense	(316)	(3)	(364)	(8)
Amortization of debt discount and issuance costs	(164)	—	(187)	—
Foreign exchange gain (loss)	5	(696)	(746)	(312)

Net loss before noncontrolling interest	(18,220)	(50,198)	(37,836)	(67,727)
Noncontrolling interest	209	60	441	143

Net loss attributable to CTI	(18,011)	(50,138)	(37,395)	(67,584)
Deemed dividends on preferred stock	—	(8,458)	—	(8,458)

Net loss attributable to CTI common shareholders	$(18,011)	$(58,596)	$(37,395)	$(76,042)

Basic and diluted net loss per common share	$(0.17)	$(1.38)	$(0.35)	$(1.83)

Shares used in calculation of basic and diluted net loss per common share	107,727	42,532	107,215	41,662

Balance Sheet Data (unaudited):

			(amounts in thousands)
			June 30, 2013	December 31, 2012
Cash and cash equivalents			$28,568	$50,436
Working capital			13,033	37,644
Total assets			49,232	73,713
Current portion of long-term debt			471	—
Long-term debt, less current portion			7,733	—
Total shareholders’ equity (deficit)			(357)	32,944

Non-GAAP Reconciliation

(In thousands)

(unaudited)

Six Months Ended June 30,
2013
As reported—loss from operations (GAAP)	$(36,279)
As reported—share-based compensation expense (GAAP)	$4,396

As adjusted—loss from operations (Non-GAAP)	$(31,883)